TRAVELERS VARIABLE SURVIVORSHIP LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


ILLUSTRATED CONTRACT OWNERS

        Male age 60 and Female age 58 both preferred nonsmoker
        $2,500,000 Face Amount with Death Benefit Option 1
        $20,000 planned annual premium paid annually on the policy anniversary 12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

        ENDING        [ Beginning Policy Value + Net Premium - Monthly
        POLICY        Deduction - COI Deduction ]    X
        VALUE    =    Net Investment Factor



                      = [ $66,274.38 + $19,500.00 - $10.00 - $162.04 ]      X
                                                                    1.008164846

                      =        $86,301.28

        Derivation of Investment Option Return:               11.15%

                        Gross Investment Option Rate of Return:         12.00%
            LESS        Assumed Asset Charges:*                          0.85%
                                                                 --------------
                                                                        11.15%

               * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

     PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

        NET PREMIUM   =   Gross Premium         LESS      Premium Expense Charge
                      =          $20,000        LESS      $20,000 x 2.50%
                      =          $19,500

        I) Premium Expense Charge equals 2.50% of Gross premiums received.

     MONTHLY
     DEDUCTION        =   Policy Fee + Administrative Expense Charge
                      =          $10.00          +          $0.00
                      =          $10.00

       II) Policy Fee for this example is $10.00
      III) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

          Administrative Expense Charge           =          $0.00

        COI
        DEDUCTION     =   Net Amount at Risk        X        COI Rate
                      =       $2,406,067.97          X         0.00006734452
                      =             $162.04

                                                                             VSL

                      TRAVELERS VARIABLE SURVIVORSHIP LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


       IV) The Currect monthly Cost-of-Insurance rate is 0.00006734452

          Subtotal 1  =       Beginning Policy Value                  PLUS
                              Net Premium                             LESS
                              Monthly Deduction

                      =                $66,274.38 PLUS
                                       $19,500.00 LESS

                                            $0.00

                      =                $85,774.38

          Subtotal 2  =       Corridor Percentage         X           Subtotal 1
                      =              1.26                   X         $85,774.38
                      =               $108,075.72

          Minimum
          Death       =       The greater of Subtotal 2 and the Face Amount
          Benefit
                      =       The greater of $108,075.72 and $2,500,000

                      =             $2,500,000.00

          Net Amount  =       Minimum Death Benefit / 1.0032737       LESS
          at Risk             Subtotal

                      =             $2,491,842.36 LESS

                                       $85,774.38

                      =             $2,406,067.97

        NET INVESTMENT FACTOR

                        The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation
                        Date). The period between successive Valuation Dates is called a Valuation Period.

                        We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

                        A is: 1. The net asset value per share of Fund held in the Investment Option as
                                          of the Valuation Date;    PLUS
                                          2. The per share amount of any
                                          dividend or capital gain distribution
                                          on shares of the fund held by the
                                          Investment Option if the ex-dividend
                                          date of the Valuation period just
                                          ended;    PLUS or MINUS
                                          3. A per-share charge or credit, as we
                                          may determine on the Valuation Date
                                          for tax reserves;   and

                        B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date; PLUS or MINUS
                                          2. The per-share unit charge or credit
                                          for tax reserves as of the end of the
                                          last prior Valuation Date;   and

                        C is the applicable Investment Option deduction for the
                          Valuation Period.

                        For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

   V) The currect year Mortality and Expense (M&E) charge is  0.90%

          Net
          Investment  =    [ 1 + Investment Option Return - Current Year M&E
          Factor           Charge ] 1/12

                      =    [ 1 + 11.15% - 0.90% ] 1/12

                      =         1.008164846


                                                                             VSL

                      TRAVELERS VARIABLE SURVIVORSHIP LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


        The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                          BEGINNING                                                                           NET            ENDING
POLICY      POLICY           POLICY                 NET            MONTHLY                 COI         INVESTMENT            POLICY
 YEAR        MONTH            VALUE             PREMIUM          DEDUCTION           DEDUCTION             FACTOR             VALUE
 ----        -----            -----             -------          ---------           ---------             ------             -----
   5           1          66,274.38             $19,500              10.00              162.04         1.00816485         86,301.28
   5           2          86,301.28                  $0              10.00              162.00         1.00816485         86,832.51
   5           3          86,832.51                  $0              10.00              161.96         1.00816485         87,368.11
   5           4          87,368.11                  $0              10.00              161.93         1.00816485         87,908.13
   5           5          87,908.13                  $0              10.00              161.89         1.00816485         88,452.59
   5           6          88,452.59                  $0              10.00              161.86         1.00816485         89,001.53
   5           7          89,001.53                  $0              10.00              161.82         1.00816485         89,554.99
   5           8          89,554.99                  $0              10.00              161.78         1.00816485         90,113.01
   5           9          90,113.01                  $0              10.00              161.74         1.00816485         90,675.62
   5          10          90,675.62                  $0              10.00              161.71         1.00816485         91,242.87
   5          11          91,242.87                  $0              10.00              161.67         1.00816485         91,814.78
   5          12          91,814.78                  $0              10.00              161.63         1.00816485         92,391.41

SURRENDER VALUE

        Surrender Charges are calculated through a dynamic calculation that is unique for each individual case. The surrender charge depends on the Face Amount of the Policy and contract owners' ages at issue, sex, and statuses as a smoker or nonsmoker.

        Surrender            Surrender                             Initial
        Charge        =      Charge per                            Face
                             $1,000 of                    x        Amount
                             Face Amount                           per $1,000

                      =            $16.73                 x               $2,500

                      =            $41,825.00

        Surrender            Ending Policy                         Surrender
        Value         =      Value                        -        Charge

                      =            $92,391.41             -        $41,825.00

                      =            $50,566.41

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                      a)Face amount on the date of death, or

                      b)The percentage of the policy value shown in compliance
                        with Federal Law Provisions

                        For our example, the percentage of the policy value in compliance with Federal Law Provisions is 126%.

        Death
        Benefit at    =     The greater of (126% x End of Year Policy Value) or
        the End of          $2,500,000
        Year 5

                      =     The greater of $116,413.17 and $2,500,000

                      =     $2,500,000


                                                                             VSL

                      TRAVELERS VARIABLE SURVIVORSHIP LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.
        M&E charge declines to 0.35% in policy year 16 and after.

        Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 in year 16 is $0. The rates are outlined as follows:

                       Surrender                                  Surrender
          Policy       Charge                      Policy         Charge
           Year        Per $1,000                   Year          Per $1,000

             1               $22.82                   9                 $10.65
             2               $21.29                  10                  $9.13
             3               $19.77                  11                  $7.61
             4               $18.25                  12                  $6.08
             5               $16.73                  13                  $4.56
             6               $15.21                  14                  $3.04
             7               $13.69                  15                  $1.52
             8               $12.17                  16                  $0.00

        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.

                                                                             VSL